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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Hospitality Prime, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2016

To the stockholders of ASHFORD HOSPITALITY PRIME, INC.:

        The annual meeting of stockholders of Ashford Hospitality Prime, Inc., a Maryland corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 North Stemmons Freeway, Dallas, Texas 75207 on June 10, 2016 beginning at 9:00 a.m., Central time, for the following purposes:

  (i)
  to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  (ii)
  to ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016; and

  (iii)
  to transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

        Stockholders of record at the close of business on May 20, 2016 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed GOLD proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail.

        Your vote will be especially important at the meeting. As you may have heard, Sessa Capital (Master), L.P. and certain of its affiliates (collectively, "Sessa") have notified the company that Sessa intends to nominate a slate of five nominees for election as directors at the meeting in opposition to the nominees recommended by our board of directors. You may receive a proxy statement, WHITE proxy card and other solicitation materials from Sessa. The company is not responsible for the accuracy of any information provided by or relating to Sessa or its nominees contained in solicitation materials filed or disseminated by or on behalf of Sessa or any other statements that Sessa may make.

        We believe that the nominees set forth in Sessa's proxy materials cannot properly be brought before the annual meeting of stockholders. We do not intend to count any stockholder votes for Sessa's proposed nominees. Further, we believe that any proxies granted in connection with Sessa's solicitation will be invalid with respect to Sessa's proposed nominees.

        The board of directors does NOT endorse any Sessa nominees and unanimously urges you NOT to vote on the WHITE proxy card sent to you by Sessa.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks, Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 25, 2016

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2016.

        The company's Proxy Statement for the 2016 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2015 and the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.ahpreit.com under the "Investor" link, at the "Annual Meeting Material" tab.

i

ASHFORD HOSPITALITY PRIME, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2016

        We are providing these proxy materials in connection with the solicitation by the board of directors of Ashford Hospitality Prime, Inc. of proxies to be voted at our annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 North Stemmons Freeway, Dallas, Texas 75207 beginning at 9:00 a.m., Central time, on June 10, 2016. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed GOLD proxy card. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 25, 2016.

        "We," "our," "us," "Ashford Prime," and the "company" each refers to Ashford Hospitality Prime, Inc., a Maryland corporation and real estate investment trust ("REIT") listed on The New York Stock Exchange ("NYSE") under the ticker symbol "AHP." "Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT, from which we spun off in November 2013. "Ashford Inc." refers to Ashford Inc. (NYSE: AINC), a Delaware corporation that spun off from Ashford Trust in November 2014. "Ashford LLC" refers to Ashford Hospitality Advisors, LLC, a Delaware limited liability company and a substantially owned subsidiary of Ashford Inc. which, together with Ashford Inc., serves as our external advisor. We refer to Ashford Inc. and Ashford LLC collectively as our "advisor." "Remington" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company that serves as our property management company. Remington is owned by Mr. Monty J. Bennett, our Chief Executive Officer and Chairman, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust. Mr. Monty Bennett also serves as the Chief Executive Officer of Remington.

        At the annual meeting of stockholders, action will be taken to:

  •
  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  •
  ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016; and

  •
  transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Trust, Ashford LLC, Ashford Inc., Remington, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors' strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of REITs; and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

 GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, we expect that eight officers and other employees of our advisor may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock (the "common stock" and together with the Series C Preferred Stock, "voting stock") in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing. Additional information regarding persons who are participants in this proxy solicitation is set forth in Appendix A.

        We have retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie expects that approximately 30 of its employees will assist in the solicitation. MacKenzie will receive a fee not expected to exceed $300,000, plus out-of-pocket expenses, as compared to approximately $20,000 normally spent for solicitation of non-contested proxies for an annual meeting of stockholders. No amount of these expenditures have been paid to date.

Voting Securities

        The company's common stock and Series C Preferred Stock constitute the voting stock of the company. The common stock and the Series C Preferred Stock vote together as a single class. Each share of common stock and Series C Preferred Stock entitles the holder to one vote. As of March 31, 2016 there were 28,461,747 shares of common stock outstanding and entitled to vote and no shares of our Series C Preferred Stock outstanding. Only record holders of voting stock at the close of business on May 20, 2016 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

        On February 2, 2016, the company announced amendments to the partnership agreement of its operating partnership, Ashford Hospitality Prime Limited Partnership ("Ashford Prime OP" or the "Operating Partnership"). The amendments (the "OP Amendments") broadened the rights of the company in the Operating Partnership in several ways. As consideration for the limited partners of Ashford Prime OP to approve the OP Amendments, the company agreed to create and provide qualified limited partners the opportunity to purchase shares of Series C Preferred Stock that would vote alongside the holders of the company's common stock on all matters submitted to stockholders on a one-for-one as-converted basis but otherwise have de minimis economic and other rights.

        In response to feedback from the investor community, the company has determined to refrain from issuing the Series C Preferred Stock unless and until the issuance of the Series C Preferred Stock, in a form and manner that complies with all applicable state and federal laws and stock exchange rules, shall have been approved by the company's stockholders (the "Series C Approval"). The Ashford Prime OP partnership agreement has been further amended to provide that the OP Amendments will be reversed unless and until the Series C Approval has been sought and obtained. The company has no immediate plans to seek the Series C Approval.

Voting

        If you hold your voting stock in your own name as a holder of record, you may instruct the proxies to vote your voting stock by signing, dating and mailing the GOLD proxy card in the postage-paid envelope provided. You may also vote your voting stock in person at the annual meeting of stockholders. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        If your voting stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your voting stock voted at the annual meeting of stockholders.

        Stockholders may not cumulate votes in the election of directors.

Counting of Votes

        The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting on any matter will constitute a quorum. If you have returned valid proxy instructions or if you hold your shares of voting stock in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the chairman of the meeting until a quorum has been obtained.

        The affirmative vote of a plurality of all of the votes cast at the annual meeting of stockholders will be required to elect each nominee to our board of directors (Proposal 1). Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted. If, in any election of directors of the company which is not a contested election, a nominee who is currently serving on the board does not receive a majority of the votes cast, our Corporate Governance Guidelines require that such nominee must promptly tender his or her resignation as a director for consideration by the nominating/corporate governance committee of the board for a recommendation to the full board regarding the tendered resignation. The nominating/corporate governance committee and the full board may consider any factors the members of the committee deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation, and the board will publicly disclose its decision with respect to the tendered resignation. However, given that the election of directors at the annual meeting of stockholders will be contested, this provision of our Corporate Governance Guidelines will not be applicable for this annual meeting of stockholders. The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2016 (Proposal 2). For any other matter, the affirmative vote of a majority of all of the votes cast at the annual meeting is required to approve the matter. The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the annual meeting of stockholders and not included in this proxy statement.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors is a non-routine item under the rules of the NYSE and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in the election of directors. Proposal 2, the ratification of the appointment of BDO USA, LLP as our independent auditors, is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions, broker non-votes and withheld votes are included in determining whether a quorum is present, as they are considered present and entitled to cast a vote (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 2). Abstentions, broker non-votes and withheld votes will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the votes for Proposal 1. Abstentions will not be considered "votes cast" and will not be included in vote totals or affect the outcome of the votes for Proposal 2. If you sign and return your GOLD proxy card without giving specific voting instructions, your shares will be voted consistent with our board of directors' recommendations.

        Finally, because we believe that the nominees set forth in Sessa's proxy materials cannot properly be brought before the annual meeting, we do not intend to count any stockholder votes for Sessa's proposed nominees. Therefore, proxies granted in connection with Sessa's proxy solicitation will not count in the election of directors to our board of directors.

Right to Revoke Proxy

        If you hold shares of voting stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our secretary in writing before your shares of voting stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new GOLD proxy card to Broadridge; or

  •
  attend the annual meeting of stockholders and vote your shares of voting stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "Voting" section of this proxy statement for more information.

        If shares of voting stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Hospitality Prime, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

        If you hold shares of voting stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Prime, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahpreit.com.

Background to the Solicitation

        In March 2015, Sessa began acquiring shares of the company's common stock.

        On June 10, 2015, members of Ashford Prime's management, as part of the company's commitment to stockholder engagement, met with John E. Petry and another Sessa representative after an investor conference to discuss Ashford Prime's operations, hotel holdings and financial matters.

        On July 14, 2015, the company's Chief Executive Officer ("CEO") and Chairman, Monty Bennett, met with Mr. Petry and another Sessa representative. The parties discussed, among other things, the company's recent hotel acquisition and equity issuance and the company's advisory agreement (the "advisory agreement") with Ashford Inc. and Ashford LLC.

        On August 28, 2015 the company announced that the independent directors of our board of directors would conduct a strategic review to explore a full range of strategic alternatives, including a possible sale of Ashford Prime. In connection with the strategic review, the independent directors retained legal and financial advisors.

        On September 1, 2015, the board received a letter from Mr. Petry, which expressed Mr. Petry's views on the company's relationships with Ashford LLC and Ashford Inc., and recent company developments. The letter focused primarily on Sessa's desire that the company renegotiate the termination fee (the "Termination Fee") payable under the advisory agreement with Ashford Inc., a public company with its own board of directors that owes fiduciary duties to its stockholders.

        On September 2, 2015, Sessa filed a Schedule 13D to report that, as of September 1, 2016, Sessa beneficially owned approximately 7.2% of the company's common stock.

        On December 10, 2015, the board received a letter from Mr. Petry, which centered primarily on Sessa's views regarding the pace of the ongoing strategic review process, and Sessa's view that the board should unilaterally "fix" the Termination Fee.

        On December 11, 2015, Sessa filed an amended Schedule 13D disclosing beneficial ownership of approximately 8.2% of the company's outstanding common stock.

        On December 15, 2015, the company sent a letter to Sessa offering to arrange a meeting with the company's lead independent director, Curtis McWilliams, and other independent directors and/or Mr. Bennett. The letter noted that the company was limited in its ability to discuss the strategic review process but believed it was important to maintain an ongoing and constructive dialogue with stockholders.

        On December 21, 2015, the company received a letter from Sessa requesting the company's form Directors' and Officers' Questionnaire (the "D&O Questionnaire"). Completing the company's D&O Questionnaires is required under provisions of the company's bylaws that govern the nomination of candidates for election to our board (the "Advance Notice Provisions").

        On January 5, 2016, the company's lead independent director, Mr. McWilliams, and director W. Michael Murphy met with Sessa representatives at Sessa's New York offices and engaged in discussions regarding Sessa's views on the strategic review process and the advisory agreement. During this meeting, Mr. Petry made clear his view that the company should be sold. At no time did Mr. Petry convey a willingness to engage constructively in order to prevent the expense and distraction of a proxy contest.

        On January 7, 2016, the company received a letter from Mr. Petry that stated Sessa's preference for a sale of the company and repeated Sessa's dissatisfaction with the Termination Fee.

        On January 8, 2016, the company provided Sessa with the requested form D&O Questionnaires.

        On January 15, 2016, Sessa sent a letter (the "Purported Nomination Materials") to the company purporting to notify the company of Sessa's intent to nominate five individuals (the "Proposed Nominees") for election to our board at the annual meeting of stockholders. The Purported Nomination Materials included D&O Questionnaires for each of the candidates Sessa purported to nominate for election to the board. While complete answers to the D&O Questionnaires are required under the Advance Notice Provisions, the D&O Questionnaires provided by the Proposed Nominees were incomplete and contained several misleading responses. The company's bylaws also require nominees to update the information presented within two business days of any change. Each Proposed Nominee further agreed to immediately notify David A. Brooks, the company's COO and General Counsel, of any inaccuracies or updates.

        On January 26, 2016, the nominating/corporate governance committee of the board sent Sessa a letter (the "January 26 Response") identifying numerous problems with the Purported Nomination Materials. The January 26 Response showed that the Purported Nomination Materials were deficient and did not comply with the Advance Notice Provisions, which, among other things, require that information be provided with respect to each Proposed Nominee that would be required pursuant to Regulation 14A of the Exchange Act.

        On February 3, 2016 the company received a letter (the "February 3 Letter") from Sessa that purported to respond to the January 26 Response, but failed to provide the vast majority of the required information. The February 3 Letter invoked attorney client privilege and claimed in certain instances a purported "spousal" privilege in declining to provide the information required under the company's bylaws.

        On February 3, 2016, Sessa filed suit against the company, the current members of our board, and Ashford Inc. in Maryland (the "Maryland Action") alleging that the directors of Ashford Prime breached their fiduciary duties in connection with the June 2015 amendments to the company's advisory agreement with Ashford Inc. (the "June 2015 Amendments"). The Maryland Action also alleged that Ashford Inc. aided and abetted those breaches of fiduciary duties.

        On February 3, 2016 Sessa issued a press release (the "February 3 Press Release") announcing the Maryland Action. The February 3 Press Release disclosed publicly, for the first time, that Proposed Nominee Philip B. Livingston beneficially owned 4,000 shares of the company's common stock.

        On February 4, 2016, the company continued its efforts to engage with Sessa. Stefani D. Carter, Chair of the board's nominating/corporate governance committee, sent a letter to Sessa and requested to meet with each of Sessa's Proposed Nominees to further evaluate their candidacies, despite Sessa's ongoing unwillingness to provide the information required by the Advance Notice Provisions of the company's bylaws.

        On February 11, 2016, the company received a letter from Sessa (the "February 11 Letter") in response to the nominating/corporate governance committee's proposal to meet with Sessa's Proposed Nominees. In the February 11 Letter, Sessa indicated an unwillingness to meet with the committee absent numerous rules and limitations on the questions that could be asked. Sessa asserted that it had already "provided the company with more than enough information to make a determination to approve [its] nominees" and demanded that the company provide copies of the incumbent directors' D&O Questionnaires to Sessa, a demand that has no basis in Ashford Prime's bylaws or other governing documents.

        On February 12, 2016, Sessa filed a preliminary proxy statement with respect to its Proposed Nominees (the "Preliminary Proxy"). The Preliminary Proxy stated that the date Mr. Livingston purchased 4,000 shares of the company's common stock (the "Livingston Purchase") was January 9, 2016.

        On February 21, 2016, counsel for the company sent a letter (the "February 21 Inquiry") to Sessa raising concerns with the accuracy of the Preliminary Proxy, specifically with regard to the failure to disclose the Livingston Purchase. The company requested that Sessa provide detailed information concerning the Livingston Purchase, including: (i) the order and settlement dates for the Livingston Purchase; (ii) the reasons for omitting the Livingston Purchase from Mr. Livingston's D&O Questionnaire; (iii) any permission or approval granted by Sessa in connection with the Livingston Purchase; (iv) any determination by Sessa that the Livingston Purchase was in Sessa's best interests; (v) the reasons for not including Mr. Livingston as a "group" member in Sessa's Schedule 13D filings; (vi) any other purchases of company securities by Sessa and the Proposed Nominees not previously disclosed, and (vii) any other purchases of company securities by any other person acting in concert or as a group member with Sessa or the Proposed Nominees not previously disclosed. The company expressed its concern that the Livingston Purchase might have constituted a violation of insider trading laws and Section 13(d) of the Securities Exchange Act of 1934.

        On February 21, 2016, counsel for Sessa responded to the February 21 Inquiry, attributing the failure to disclose the Livingston Purchase to a typographical error and representing that the misrepresentation would be fixed. Sessa did not provide any of the information requested in the February 21 Inquiry or any proof of its claim that the Livingston Purchase did not occur on January 9.

        On February 25, 2016, the company filed suit in the United States District Court for the Northern District of Texas, alleging violations by Sessa of U.S. securities laws and seeking injunctive relief that would protect the company's stockholders from having to vote on Sessa's Proposed Nominees with incomplete and materially misleading information (the "Texas Federal Action").

        On February 26, 2016, Sessa filed a definitive proxy statement with regard to its nominees (the "Definitive Proxy"). The Definitive Proxy stated that the Livingston Purchase occurred on January 19, 2016.

        On February 29, 2016, the company filed a motion to dismiss in response to Sessa's complaint in the Maryland Action.

        On March 7, 2016, representatives from Moelis & Company LLC ("Moelis"), financial advisor to the company, met with Sessa representatives to discuss Sessa's concerns relating to the company.

        On March 8, 2016, the company filed suit in the District Court of Dallas County (the "Texas State Action"). The Texas State Action alleges that Sessa's purported notice of Proposed Nominees for election to the Ashford Prime board of directors is invalid due to numerous failures by the defendants to comply with the Advance Notice Provisions in the company's bylaws. Among other things, the Texas State Action seeks a declaratory judgment confirming the inability of Sessa's Proposed Nominees to stand for election at the annual meeting of stockholders.

        On March 14, 2016, Sessa voluntarily dismissed the Maryland Action and filed counterclaims in the United States District Court for the Northern District of Texas against the company, the members of Ashford Prime's board of directors and Ashford Inc. These counterclaims include substantially the same claims as previously asserted by Sessa in the Maryland Action and also allege that the directors of Ashford Prime breached their fiduciary duties in connection with the OP Amendments made in February 2016 to the partnership agreement of our operating partnership, Ashford Prime OP, to broaden the rights of the company in the Operating Partnership in certain ways in exchange for the creation of a class of preferred shares that, when issued to certain qualified limited partners, would provide them with the opportunity to vote alongside the holders of the company's common stock. Additionally, on March 14, 2016, Sessa filed a notice to remove the Texas State Action from state court to the U.S. District Court for the Northern District of Texas. The company intends to vigorously defend against Sessa's counterclaims in the Texas Federal Action.

        On March 15, 2016, the company issued a press release (the "March 15 Press Release") highlighting Sessa's lack of judgment in pursuing its wasteful litigation strategy. The company noted that, through an independent investigation, the company had identified nearly a dozen instances of Mr. Livingston apparently misrepresenting himself as a Certified Public Accountant not only in his representations to the Ashford Prime board in the resume and D&O Questionnaire he provided but also in his biographies as a director of Rand Worldwide, Inc., Cott Corporation and QLT, Inc. Additionally, the company noted that Mr. Livingston failed to disclose, as required by the company's bylaws and D&O Questionnaire submitted by him, that he had purchased approximately $40,000 of the company's common stock while possibly in possession of material nonpublic information concerning Sessa's plans and proposals for the company and its assets.

        On March 23, 2016, Ashford Inc. filed a lawsuit in the District Court of Dallas County (the "AINC Action") against Sessa and its Proposed Nominees for tortious interference relating to Sessa's pending litigation and public campaign regarding the advisory agreement between Ashford Inc. and the company, who is not a party to the lawsuit. The AINC Action seeks to enjoin Sessa and the other defendants from their tortious interference with the advisory agreement, as well as damages in excess of $200 million.

        On March 24, 2016, representatives from Moelis met with Sessa representatives to discuss Sessa's concerns relating to the company. During this meeting, Sessa representatives disclosed Sessa's plan to seek to invalidate the Termination Fee by filing a lawsuit against the company's advisor, Ashford Inc., in the event that the Proposed Nominees are elected to the Ashford Prime board of directors.

        Between March 24, 2016 and April 6, 2016, representatives from Moelis and Sessa representatives periodically discussed Sessa's concerns relating to the company by telephone and email.

        On April 8, 2016, the company announced the conclusion of its strategic review process and a number of structural changes and longer-term initiatives designed to enhance value for its stockholders, including a $50 million stock repurchase program, a 20% dividend policy increase for the company's common stock, the liquidation of the company's investment in the AIM Real Estate Hedged Equity investment fund ("REHE Fund"), the unwinding of the Operating Partnership unit enfranchisement preferred equity transaction and the commencement of a sale process for up to four of the company's hotel assets. See the "General Information—Other Relevant Matters—Conclusion of Strategic Review Process" section of this proxy statement for more information.

Other Relevant Matters

        The company believes that Sessa's Proposed Nominees cannot lawfully stand for election and has taken legal action to protect the company's stockholders from Sessa's improper proposal. In these actions, the company has alleged that Sessa's Purported Nomination Materials were invalid under the company's bylaws and that Sessa's proxy materials failed to comply with U.S. securities law. Accordingly, the company does not intend to count any stockholder votes for the Proposed Nominees, and therefore any proxies granted in connection with Sessa's proxy solicitation will render any such granting stockholder's vote a nullity. Below is a summary of actions taken by Sessa that the company believes highlight a pattern of misrepresentations and non-compliance by Sessa that we believe render Sessa's proxy solicitation invalid and its proposed nominees ineligible to stand for election.

Sessa's Purported Nomination Materials Failed to Comply with the Company's Bylaws

        On January 15, 2016, the company received the Purported Nomination Materials from Sessa. After reviewing our bylaws, including the Advance Notice Provisions set forth therein, the company determined that the proposals set forth in Sessa's Purported Nomination Materials did not comply with the requirements of our bylaws.

        The information provided by Sessa in the Purported Nomination Materials was deficient in several respects. The Purported Nomination Materials failed to disclose the Proposed Nominees' plans and proposals for the company and its assets if they prevail in the proxy solicitation, including whether Sessa intends to engage in an "extraordinary corporate" transaction, such as the merger, reorganization or liquidation of the company. Sessa also failed to provide required biographical information about its Proposed Nominees, omitted information about securities holdings of the Proposed Nominees, and included resume padding by the Proposed Nominees, among other deficiencies.

        Despite being notified on several occasions, Sessa has, over two months later, largely failed to cure these deficiencies, effectively making it impossible for our board of directors to properly evaluate the Proposed Nominees. After our attempts to grant Sessa an opportunity to cure these violations were rebuffed, we accordingly determined that these nominations are not proper to be brought before our annual meeting of stockholders.

        On March 8, 2016, Ashford Prime filed the Texas State Action against Sessa and its Proposed Nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers, and Chris D. Wheeler in the District Court of Dallas County, Texas, captioned Ashford Hospital Prime, Inc. v. Sessa Capital (Master) L.P., et al., Cause No. DC-16-02738. The Texas State Action generally alleges that Sessa's purported notice of Proposed Nominees for election to the Ashford Prime board of directors is invalid due to numerous failures by the defendants to comply with material provisions in the company's bylaws. Among other things, the Texas State Action seeks a declaratory judgment confirming the inability of Sessa's proposed director nominees to stand for election at the annual meeting of stockholders.

We Believe Sessa's Proxy Solicitation Violates Federal Securities Law

        Sessa filed its Preliminary Proxy on February 12, 2016 and its Definitive Proxy on February 26, 2016. Sessa's proxy materials repeated many of the omissions and misstatements from the Purported Nomination Materials, and Sessa has continued to make additional omissions and misleading statements in its communications with company stockholders, all of which the company believes are in violation of U.S. securities laws. In its Preliminary Proxy, Definitive Proxy, and other solicitation materials, Sessa:

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  Failed, yet again, to disclose what the company believes to be Sessa's true plans and proposals for the company and its assets if Sessa prevails, some of which plans and proposals Sessa has previously discussed with representatives of the company but has not yet provided to stockholders, including plans to seek to invalidate the Termination Fee in court and with respect to a potential sale of the company;

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  Failed to disclose that Sessa's refusal to comply with the Advance Notice Provisions renders its notice of nomination invalid and that the Proposed Nominees may lawfully not be permitted to stand for election;

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  Failed to disclose the significant economic risks to the company and its stockholders that may arise from the realization of Sessa's scheme, including by the election of the Proposed Nominees to the board or the sale of the company and its assets. These risks include the possibility that such events may cause the company to pay its counterparties hundreds of millions of dollars under the advisory agreement;

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  Falsely claimed that the June 2015 Amendments to the advisory agreement increased the magnitude of the Termination Fee that may be payable to Ashford Inc. under the advisory agreement in the event that the Proposed Nominees are elected to the company's board of directors and such newly-elected directors are not first approved by the current board. The June 2015 Amendments did not materially alter the magnitude of the Termination Fee, as on any given day, the magnitude of the Termination Fee as calculated under the June 2015 Amendments would be materially the same as calculated under previous amendments; and

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  Failed to disclose numerous communications made on the Value Investors Club website founded and operated by Mr. Petry, which the company believes constitute solicitation materials under U.S. securities laws and are therefore legally required to be disclosed to all stockholders to the extent Mr. Petry is using such communications to solicit proxies from Ashford Prime stockholders.

        We believe that Sessa is attempting to intentionally mislead our stockholders into supporting a potentially ruinous plan to strip the company of its assets and value in order to manufacture a short-term profit for itself and its own investors. We believe that Sessa's Preliminary Proxy, Definitive Proxy, and other solicitation materials are fundamentally misleading in violation of federal securities law.

        On February 25, 2016, the company filed the Texas Federal Action against Sessa and its Proposed Nominees John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers, and Chris D. Wheeler in the United States District Court for the Northern District of Texas, captioned Ashford Hospitality Prime, Inc. v. Sessa Capital (Master), L.P., et. al., No. 16-cv-00527 (N.D. Texas). The Texas Federal Action generally alleges that the defendants made material misrepresentations and omissions in connection with their proxy solicitation to win a majority of the seats on the Ashford Prime board of directors, in violation of the federal securities laws, including Sections 13(d) and 14(a) of the Securities Exchange Act of 1934. Among other remedies, the Texas Federal Action seeks to enjoin Sessa from proceeding with its proxy solicitation.

        On March 14, 2016, Sessa voluntarily dismissed its Maryland Action and filed counterclaims in the United States District Court for the Northern District of Texas against the company, the members of Ashford Prime's board of directors and Ashford Inc. These counterclaims include substantially the same frivolous claims as previously asserted by Sessa in the dismissed Maryland Action and also baselessly allege that the directors of Ashford Prime breached their fiduciary duties in connection with the OP Amendments. Additionally, on March 14, 2016, Sessa filed a notice to remove the Texas State Action from state court to the U.S. District Court for the Northern District of Texas. The company intends to vigorously defend against Sessa's counterclaims in the Texas Federal Action.

Conclusion of Strategic Review Process

        On April 8, 2016, the company announced the conclusion of its strategic review process by the independent directors of the company and other initiatives to enhance stockholder value. This review, conducted with the support of independent financial and legal advisors, was deliberate and comprehensive in its evaluation of all potential alternatives including a sale of the company, sales of individual assets, joint ventures, mergers, various recombination opportunities with other Ashford entities, share repurchases, and capital raising across various structures. Taking into account feedback from the investor community and the analysis completed through the strategic review process, the company announced the following structural changes and longer-term initiatives designed to enhance value for its stockholders:

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  utilizing up to $50 million to initiate a stock repurchase program;

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  amending the company's 2016 dividend policy commencing with the second quarter by increasing the expected quarterly cash dividend for the company's common stock by 20%, from $0.10 per diluted share to $0.12 per diluted share. This equates to an annual rate of $0.48 per diluted share, representing a 4.4% yield based on the company's closing stock price on April 7, 2016;

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  liquidating its investment in the REHE Fund and utilizing the cash to fund the share repurchase plan;

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  immediately unwinding the Operating Partnership unit enfranchisement preferred equity transaction for the Operating Partnership's unit holders, as contemplated by the OP Amendments previously announced on February 2, 2016; and

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  commencing the sale process for up to four of the company's assets that do not have the RevPAR level and product quality consistent with the long-term vision of Ashford Prime. The assets include the Courtyard Philadelphia Downtown Hotel, Courtyard Seattle Downtown Hotel, Renaissance Tampa Hotel and Marriott Legacy Center Hotel in Plano, Texas. Net proceeds from the planned asset sales are expected to be used for the repayment of debt, share repurchases, or special distributions to stockholders.

        The planned sale of assets over time could result in payment of a Termination Fee to Ashford Inc. under our advisory agreement. Accordingly, the company has initiated discussions with the Ashford Inc. board of directors to seek the necessary waiver or waivers, as discussed below in "Certain Relationships and Related Party Transactions—Our Relationship and Agreements with Ashford Inc." The company will not undertake the asset sales unless there is a prior agreement that the Termination Fee will not be triggered.

        In connection with the unwinding of the Operating Partnership unit enfranchisement, the company has determined to refrain from issuing the Series C Preferred Stock unless and until the Series C Approval shall have been obtained. The Ashford Prime OP partnership agreement has been further amended to provide that the OP Amendments will be reversed unless and until the Series C Approval has been sought and obtained. The company has no immediate plans to seek the Series C Approval.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Our nominating/corporate governance committee has recommended, and our board of directors has nominated, for re-election all seven persons currently serving as directors. If elected, each of the persons nominated as director will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. So long as Ashford LLC is our external advisor, our governing documents require us to include two persons designated by Ashford LLC as candidates for election as director at any stockholder meeting at which directors are to be elected. Such nominees may be executive officers of Ashford Trust. Messrs. Monty J. Bennett and Douglas A. Kessler have been designated as candidates for election as directors by Ashford LLC.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began his service on our board of directors. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, our board of directors reserves the right to nominate substitute nominees prior to the meeting. In such a case, the company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under by the Securities Exchange Act of 1934, as amended.

        The board of directors unanimously recommends a vote FOR all nominees.

 NOMINEES FOR ELECTION AS DIRECTORS

Monty J. Bennett Age 50	Mr. Bennett has served as our Chief Executive Officer and Chairman of our board of directors since April 2013. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford Inc. since November 2014 and Ashford LLC since April 2013. At Ashford Trust, Mr. Bennett has served as the Chief Executive Officer and as a member of the board of directors since May 2003 and as Chairman since January 2013. Mr. Bennett also serves as the Chairman of Ashford Investment Management, LLC ("AIM"), an investment fund platform and an indirect subsidiary of Ashford Inc. Mr. Bennett also is currently the Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director. Mr. Monty Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council. Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as stock appreciation, company growth and increases in EBITDA.

Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the chief executive officer and a director of us, Ashford Trust and Ashford Inc. since the inception of such entities are vital skills that make him uniquely qualified to serve as the Chairman of our board of directors.
Douglas A. Kessler Age 55
Mr. Kessler has served as our President and as a member of our board of directors since April 2013. Mr. Kessler has also served as the President of Ashford Inc. since November 2014, Ashford LLC since November 2013 and Ashford Trust since January 2009. He served on the board of directors of Ashford Trust from January 2013 until the completion of the spin-off on November 19, 2013. Prior to being appointed President, Mr. Kessler served as Ashford Trust's Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of Ashford Trust's asset base to in excess of $4 billion. From July 2002 until August 2003, Mr. Kessler also served as the managing director/chief investment officer of Remington Hotel Corporation.

Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs' Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler has diverse real estate experience totaling nearly 30 years and is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a Master's degree in Business Administration and a Bachelor of Arts degree from Stanford University.

Mr. Kessler has 30 years' experience in real estate acquisition, development, sales, finance, asset management, operating companies and fund raising, and he has been involved with the sale, acquisition or financing of several billion dollars of real estate. Mr. Kessler's service with Ashford Trust since its initial public offering, first as chief operating officer and currently as president, together with his prior experience in the real estate industry, allows him to bring a valuable perspective to our board of directors that he is uniquely positioned to provide.
Stefani D. Carter Age 38
Ms. Carter has served as a member of our board of directors since November 2013. Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter has served as a principal at the law firm of Stefani Carter & Associates, LLC since 2011. In addition, Ms. Carter served as an elected representative of Texas House District 102 in the Texas House of Representatives (the "Texas House") between 2011 and 2015 and served as a member on several Texas House committees, including the Committee on Appropriations, the Energy Resources Committee, and the Select Committee on Criminal Procedure Reform. Ms. Carter also served as a member and Vice-Chair of the Texas House Committee on Criminal Jurisprudence. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner and from 2007 to 2008 was a prosecutor in the Collin County District Attorney's Office. Prior to joining the Collin County District Attorney's Office, Ms. Carter was an associate attorney at Vinson & Elkins from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government and a Bachelor of Arts in Government and a Bachelor of Journalism in News/Public Affairs from The University of Texas at Austin.

Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to our board of directors.
Curtis B. McWilliams Age 60
Mr. McWilliams has served as a member of our board of directors since November 2013. He also serves as a director of Ardmore Shipping Corporation, an NYSE-listed company. Mr. McWilliams retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in such role since 2007. CNL Real Estate Advisors, Inc. provides advisory services relating to commercial real estate acquisitions and asset management and structures strategic relationships with U.S. and international real estate owners and operators for investments in commercial properties across a wide variety of sectors. From 1997 to 2007, Mr. McWilliams also served as the President and Chief Executive Officer, as well as serving as a director from 2005 to 2007, of Trustreet Properties, Inc., which under his leadership became the then-largest publicly-traded restaurant REIT with over $3.0 billion in assets. Mr. McWilliams has approximately 13 years of experience with REITs and, during his career at CNL Real Estate Advisors, Inc., helped launch and then served as the President of two REIT joint ventures between CNL and Macquarie Capital and the external advisor for both such REITs. Mr. McWilliams previously served on the board of directors and as the audit committee chairman of CNL Bank, a state bank in the State of Florida, from 1999 to 2004. Mr. McWilliams also has approximately 13 years of investment banking experience at Merrill Lynch & Co., where he started as an associate and later served for several years as a Managing Director. Mr. McWilliams has a Master's in Business with a Concentration in Finance from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Mr. McWilliams brings his business and management experience gained while serving as president and chief executive officer of two different companies, including one NYSE-listed REIT, as well as his investment banking experience and his experience as a public company director and audit committee chairman, to our board of directors.
W. Michael Murphy Age 70
Mr. Murphy has served as a member of our board of directors since November 2013. Mr. Murphy served on the board of directors of Ashford Trust from August 2003 until the completion of the spin-off on November 19, 2013. Mr. Murphy is the Head of Lodging and Leisure Capital Markets of the First Fidelity Mortgage Corporation, a position he has held since 2002. He also serves as a director of American Hotel Investment Properties REIT LP, which is listed on the Toronto Stock Exchange. From 1998 to 2002 Mr. Murphy served as the Senior Vice President and Chief Development Officer of ResortQuest International, Inc., a public, NYSE-listed company. Prior to joining ResortQuest, from 1995 to 1997, he was President of Footprints International, a company involved in the planning and development of environmentally friendly hotel properties. From 1994 to 1996, Mr. Murphy was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Prior to that, Mr. Murphy was a partner in the investment firm of Metric Partners where he was responsible for all hospitality related real estate matters including acquisitions, sales and the company's investment banking platform. Mr. Murphy served in various development roles at Holiday Inns, Inc. from 1973 to 1980. Mr. Murphy has been Co-Chairman of the Industry Real Estate Finance Advisory Council (IREFAC) four times and currently serves on the board of the Atlanta Hospitality Alliance. Mr. Murphy is a member of the Hotel Development Council of the Urban Land Institute.

Mr. Murphy brings over 40 years of hospitality experience to our board of directors. During his career at Holiday Inns, Inc. and Metric Partners, Mr. Murphy negotiated the acquisition of over fifty hotels, joint ventures and hotel management contracts. At Geller & Co. he served as asset manager for institutional owners of hotels, and at ResortQuest he led the acquisition of the company's portfolio of rental management operations. Mr. Murphy has extensive contacts in the hospitality industry and in the commercial real estate lending community that will be beneficial in his service on our board of directors.
Matthew D. Rinaldi Age 40
Mr. Rinaldi has served as a member of our board of directors since November 2013. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is Senior Counsel with the law firm of Dykema, a position he has held since July 2014. Mr. Rinaldi also serves as an elected representative of Texas House District 115 in the Texas House. Previously, Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, "Big Four" accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to our board of directors.

Andrew L. Strong Age 49	Mr. Strong has served as a member of our board of directors since November 2013. Mr. Strong is a partner at the law firm of Pillsbury Winthrop Shaw Pittman, LLP, a position he has held since March 23, 2015. From 2011 to 2014, Mr. Strong served as the founding President and Chief Executive Officer of Kalon Biotherapeutics, LLC, a biotechnology company owned by the State of Texas through the Texas A&M University System and the Texas Emerging Technology Fund, which primarily manufactures vaccines and biologics for cancer therapies and infectious diseases. From 2009 to 2011, Mr. Strong served as the General Counsel and System Compliance Officer for the Texas A&M University System where he served as the chief legal counsel to the Texas A&M University System and the Board of Regents and was responsible for all legal matters including business and real estate transactions, treasury and bond issuances, litigation and governance. From 2005 to 2009, Mr. Strong served as a partner and section head for the Environmental, Land Use and Natural Resources section for the Houston office of the law firm of Pillsbury Winthrop Shaw Pittman, LLP, where he was involved in shareholder litigation, real estate transactions, business mergers and acquisitions, and regulatory compliance. From 1994 to 2005, Mr. Strong served as a founding partner, including serving as managing partner from 1999 to 2005, at the law firm of Campbell George & Strong, LLP, which specialized in real estate, natural resource and environmental law. Mr. Strong has a Juris Doctor from South Texas College of Law and a Bachelor of Science in Civil Engineering from Texas A&M University.

Mr. Strong brings his extensive business and management experience as the former President and Chief Executive Officer of Kalon Biotherapeutics, LLC, including his experience raising seed funding and follow-on capital for the company, in addition to his extensive legal experience as General Counsel and System Compliance Officer for the Texas A&M University System and as a partner at two law firms, to our board of directors.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        We operate under the direction of our board of directors. The board oversees the management of our business and affairs. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors, chief executive officer, lead independent director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        The board of directors has retained Ashford Inc. to manage our operations and our portfolio of hotel assets, subject to the board of directors' supervision. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc., and Remington and each of their affiliates, many of the responsibilities of the board of directors have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Party Transactions—Conflicts of Interest."

        In 2015, our board of directors held 17 regular meetings and seven executive sessions of our non-employee directors. Our board of directors must hold at least two regularly scheduled meetings per year of the non-employee directors without management present. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director.

Board Member Independence

        Our board of directors determines the independence of our directors in accordance with Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by the board that the director has no material relationship with us that would impair his or her independence. In making this determination, our board of directors reviewed both the NYSE Listed Company Manual independence requirements as well as our own Corporate Governance Guidelines, the full text of which can be found in the Investors section of our website at www.ahpreit.com by clicking "INVESTOR" and then "GOVERNANCE DOCUMENTS." Our Corporate Governance Guidelines provide that any director who receives more than $120,000 per year in compensation from the company, exclusive of director and committee fees, will not be considered independent. Our board of directors has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman and CEO, and Mr. Douglas A. Kessler, our President, each nominee for director (and accordingly, each person who served as a director in 2015) is independent of Ashford Prime and its management under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our board of directors is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in the Corporate Governance Guidelines and the NYSE independence tests.

        In making the independence determinations with respect to our current directors, our board of directors examined all relationships between each of our directors or their affiliates and Ashford Prime or its affiliates. Our board of directors determined that none of these transactions impaired the independence of the directors involved.

Board Leadership Structure

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company and regularly considers the optimal leadership structure for the company and its stockholders. In making decisions related to our leadership structure, specifically when determining whether to have a joint chief executive officer and chairman or to separate these offices, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of stockholders. Upon the completion of our spin-off from Ashford Trust in November

2013, our board of directors determined that Mr. Monty J. Bennett was the best candidate to fill the role of Chairman of the board as well as to serve as our CEO. In making this determination, the board took into consideration the company's strategic initiatives, Mr. Monty J. Bennett's expertise in the hospitality industry, which he has developed over the last 20 years, and his superior performance, as evidenced by the total stockholder return during Mr. Monty J. Bennett's tenure as Chief Executive Officer of Ashford Trust. Our board continues to believe that combining the roles of chairman and chief executive officer at this time is in the best interest of our stockholders and that our current leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

        The combined role of chairman and chief executive officer is both counterbalanced and enhanced by an independent director serving as the lead director. Under our corporate governance guidelines, in 2015 our board of directors re-appointed Mr. Curtis B. McWilliams to serve as the lead independent director for a one-year term. The lead director has the following duties and responsibilities:

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  preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-employee directors;

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  advise the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors;

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  serve as liaison between the chairman and the independent directors; approve information sent to the board; approve meeting agendas for the board;

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  approve information sent to the board;

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  approve meeting agendas for the board;

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  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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  authorize the calling of meetings of the independent directors; and

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  if requested by major stockholders, be available for consultation and direct communication.

        In addition, pursuant to our bylaws and our Corporate Governance Guidelines, the board must maintain a majority of independent directors at all times, and if the chairman of the board is not an independent director, at least two-thirds of the directors must be independent. Our board must also comply with each of the conflict of interest policies discussed in "Certain Relationships and Related Party Transactions—Conflict of Interest Policy." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensure independent director input and control over matters involving potential conflicts of interest.

Board Committees and Meetings

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Each of these committees is composed exclusively of independent directors. Each of the committees is governed by a written charter that has been approved by our board of directors. A copy of each charter can be found in the Investors section of our website at www.ahpreit.com by clicking "INVESTOR" and then "GOVERNANCE DOCUMENTS."

        The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating/ Corporate Governance
Stefani D. Carter	X		Chair
Curtis B. McWilliams	X
W. Michael Murphy	Chair	X
Matthew D. Rinaldi		Chair
Andrew L. Strong		X	X

        Audit Committee.    Our audit committee is, and was at all times in 2015, composed of three independent directors: Ms. Stefani D. Carter and Messrs. Curtis B. McWilliams and W. Michael Murphy. Messrs. Murphy and McWilliams each qualify as an "audit committee financial expert," as defined by the SEC. All of the members of our audit committee are "financially literate" under the rules of the NYSE. The audit committee assists the board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal and independent auditors; and (vi) our processes to manage business and financial risk. The audit committee also:

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  has sole authority to appoint or replace our independent auditors;

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  has sole authority to approve in advance all audit and non-audit engagement fees, scope of the audit and terms with our independent auditors;

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  monitors compliance of our employees with our standards of business conduct and conflict of interest policies; and

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  meets at least quarterly with our senior executive officers, internal audit staff and our independent auditors in separate executive sessions.

        In 2015, the audit committee met six times.

        Compensation Committee.    Our compensation committee is, and was at all times in 2015, composed of three independent directors: Messrs. W. Michael Murphy, Matthew D. Rinaldi and Andrew L. Strong. The principal functions of the compensation committee are to:

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  evaluate the performance of our officers;

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  review and approve the officer compensation plans, policies and programs;

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  evaluate the performance of Ashford Inc. as our advisor;

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  review the compensation and fees payable to Ashford Inc. under the advisory agreement;

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  annually review the compensation paid to non-employee directors for service on the board of directors and make recommendations to the board regarding any proposed adjustments;

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  prepare compensation committee reports; and

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  administer the 2013 Equity Incentive Plan and the Advisor Equity Incentive Plan.

        The compensation committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2015, the compensation committee retained Aon Hewitt ("Aon Hewitt") as its independent compensation consultant. Aon Hewitt provided competitive market data to support the compensation committee's decisions on the value of equity to be awarded to our named executive officers. Aon Hewitt has not performed any other services for the company and performed its services only on behalf of, and at the direction of, the compensation committee. Our compensation committee reviewed the independence of Aon Hewitt in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Aon Hewitt is independent from the company and has no conflicts of interest relating to its engagement by our compensation committee.

        In 2015, the compensation committee met seven times.

        Nominating/Corporate Governance Committee.    Our nominating/corporate governance committee is, and was at all times in 2015, composed of two independent directors: Ms. Stefani D. Carter and Mr. Andrew L. Strong. Our nominating/corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating/corporate governance committee's selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our nominating/corporate governance committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of stockholders and other relevant factors in accordance with the criteria set forth in "Corporate Governance—Director Nomination Procedures—Identifying and Evaluating Candidates for Director" below. The committee reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and at least annually, it recommends to the board of directors nominees for each committee of the board. In addition, our nominating/corporate governance committee annually will facilitate the assessment of the board of directors' performance as a whole and the self-assessment of the individual directors and reports thereon to the board. Our nominating/corporate governance committee has the sole authority to retain and terminate any search firm to be used to identify director candidates.

        In 2015, the nominating/corporate governance committee met two times.

Compensation Committee Interlocks and Insider Participation

        In 2015, Messrs. Murphy, Rinaldi and Strong, each of whom is an independent director, served on our compensation committee. None of these directors is or has ever been an officer or employee of our company. None of our executive officers serves, or during 2015 served, as (i) a member of a compensation committee (or board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our board or as a member of our compensation committee, or (ii) a director of another entity, one of whose executive officers served or serves on our compensation committee. No member of our compensation committee has or had in 2015 any relationship with the company requiring disclosure as a related party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

 CORPORATE GOVERNANCE

        Our board is committed to good corporate governance practices that promote the long-term interests of our stockholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE. We maintain a corporate governance section on our website that includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, the charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahpreit.com by clicking "INVESTOR" and then "GOVERNANCE DOCUMENTS."

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics applies to our officers and directors and to Ashford LLC's personnel when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Any waiver of the Code of Business Conduct and Ethics for our officers or directors may be made only by our board or one of our board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Board Oversight of Risk

        Our full board of directors has ultimate responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions and reports its analysis to the full board on a periodic basis. The compensation committee annually reviews the overall structure of our equity compensation programs to ensure that they do not encourage executives to take unnecessary or excessive risks.

Attendance at Annual Meeting of Stockholders

        Directors are expected to attend the annual meeting of stockholders in person. In 2015, all of our directors attended the annual meeting in person.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics,

financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to provide education opportunities in order to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Director Retirement Policy

        Upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

        In October 2015, Mr. Murphy tendered a letter of proposed retirement from the board dated his 70th birthday. Our nominating/corporate governance committee reviewed Mr. Murphy's qualifications as a board member, including his more than 40 years of hospitality experience at Holiday Inns, Inc. and Metric Partners, where he negotiated the acquisition of over fifty hotels, joint ventures and hotel management contracts. The committee also considered his service at Geller & Co. as asset manager for institutional owners of hotels, and at ResortQuest where he led the acquisition of a portfolio of rental management operations. The committee determined that Mr. Murphy's extensive contacts in the hospitality industry and in the commercial real estate lending community are beneficial in his service on our board of directors and determined not to accept Mr. Murphy's proposed retirement.

Director Nomination Procedures

        Identifying and Evaluating Candidates for Director.    The nominating/corporate governance committee recommends qualified candidates for board membership based on the following criteria:

  •
  Integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the company's business, ability to make independent analytical inquiries, willingness to devote adequate time to board duties, and likelihood of a sustained period of service on the board;

  •
  Business or other relevant experience; and

  •
  The extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other board members will build a board that is effective, collegial and responsive to the needs of the company.

        In connection with the selection of nominees for director, consideration will also be given to the board's desire for an overall balance of diversity, including professional background, experience and perspective. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The board, taking into consideration the recommendations of the nominating/corporate governance committee, is responsible for selecting the director nominees and for appointing directors to the board to fill vacancies, with primary emphasis on the criteria set forth above. The board and the nominating/governance committee assess the effectiveness of the board's diversity efforts as part of the annual board evaluation process.

        Stockholder Nominations and Recommendations.    Our bylaws permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, giving the information required in our bylaws, including, among other things, the candidate's name, sufficient biographical data and qualifications. Stockholder nominations must be received between December 26, 2016 and January 25, 2017 to be considered for candidacy at the 2017 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

        Stockholders may recommend director candidates for consideration by the nominating/corporate governance committee. Any such recommendation must include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for board membership. Stockholder recommendations may be submitted by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received between December 26, 2016 and January 25, 2017 to be considered for candidacy at the 2017 annual meeting of stockholders.

        The nominating/corporate governance committee expects to use a similar process to evaluate candidates recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group, including the independent directors only, may do so by writing to them to David A. Brooks, Corporate Secretary, Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established and maintained by our nominating/corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

DIRECTOR COMPENSATION

        Each of our non-employee directors is paid an annual base retainer of $55,000. The lead independent director is paid an additional annual retainer of $25,000, the chairman of our audit committee is paid an additional annual retainer of $25,000, each member of our audit committee other than the chairman is paid an additional annual retainer of $5,000, the chairman of our compensation committee is paid an additional annual retainer of $15,000 and the chairman of our nominating/corporate governance committee is paid an additional annual retainer of $10,000. Each non-employee director is also paid of fee of $2,000 for each board or committee meeting that he or she attends, except that the chairman of each committee is paid a fee of $3,000 for each committee meeting that he or she attends. Each non-employee director is also paid a fee of $500 for each board or committee meeting that he or she attends via teleconference. Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the board. In addition, we will reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        In addition, on the date of the first meeting of the board of directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our board of directors, we currently grant each non-employee director additional stock grants of 3,200 shares of our common stock, which will be issued under our 2013 Equity Incentive Plan and is fully vested immediately.

Director Compensation for Fiscal Year Ended December 31, 2015

        The following table summarizes the compensation paid by us to our non-employee directors for their services as director for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Curtis B. McWilliams	$143,000	$50,880	$193,880
Stefani D. Carter	$116,500	$50,880	$167,380
W. Michael Murphy	$131,000	$50,880	$181,880
Matthew D. Rinaldi	$114,000	$50,880	$164,880
Andrew L. Strong	$99,000	$50,880	$149,880

(1)
Includes the following one-time cash payment for services on a special committee (a) in connection with the company's strategic review process and/or (b) to consider the manner in which to vote the shares of Ashford Inc. held by the company in connection with Ashford Inc.'s proposed combination with Remington: McWilliams ($25,000), Carter ($12,500), Murphy ($12,500), Rinaldi ($12,500) and Strong ($12,500).

(2)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on May 12, 2015, the date of the grant. See Note 15—Stock-Based Compensation in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions used in the valuation of stock-based awards.

 EXECUTIVE OFFICERS

        The biographies for Mr. Monty Bennett, our CEO, and Mr. Douglas A. Kessler, our President, are located in the section "Nominees for Election as Directors" above.

David A. Brooks Age 56	Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since April 2013. He has served in that capacity for Ashford Inc. since November 2014, for Ashford LLC since November 2013 and for Ashford Trust since January 2009. Prior to assuming the role of Chief Operating Officer of Ashford Trust, he served as Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation, an affiliate of Ashford Trust, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million dollars in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).
Deric S. Eubanks Age 40
Mr. Eubanks has served as our Chief Financial Officer since June 13, 2014. He has served in that capacity for Ashford Inc., Ashford LLC and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President-Finance since 2013, a position he had also held at Ashford LLC since November 2013 and Ashford Trust since September 2011. Prior to his role as Senior Vice President-Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.
Mr. Eubanks earned a BBA from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

J. Robison Hays III Age 38	Mr. Hays has served as our Chief Strategy Officer since May 2015 and prior to that served as our Senior Vice President-Corporate Finance and Strategy since April 2013. Mr. Hays has also served as the Chief Strategy Officer for Ashford Inc. since November 2014, where he is a member of the board of directors, and the Chief Strategy Officer for Ashford LLC and for Ashford Trust since May 2015. Mr. Hays also serves as the Chief Investment Officer of AIM. Mr. Hays joined Ashford Trust in April 2005. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust's investor relations group. Mr. Hays has been a frequent speaker at industry and Wall Street investor conferences.

Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service & manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences around the globe. He earned his A.B. in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.
Jeremy Welter Age 39
Mr. Welter has served as our Executive Vice President, Asset Management since April 2013. Mr. Welter has also served in that capacity for Ashford Inc. since November 2014, for Ashford LLC since November 2013, and for Ashford Trust since March 2011, where he oversees our more than $5 billion portfolio of hotels. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as chief financial officer. He is a current member of Marriott's Owner Advisory Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens Inc., where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens Inc., Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.
Mr. Welter earned his Bachelor of Science in Business Administration in Economics from Oklahoma State University in 1999, where he served as student body president and graduated summa cum laude.

Mark L. Nunneley Age 58	Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014, Ashford LLC since November 2013 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.
Mr. Nunneley earned his Bachelor of Science degree in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

EXECUTIVE COMPENSATION

        Because our advisory agreement provides that Ashford LLC is responsible for managing our affairs, as described in "Certain Relationships and Related Party Transactions—Our Relationship and Agreements with Ashford Inc.," we have no employees and our named executive officers, who are employees of Ashford LLC, do not receive cash compensation from us for serving as our officers. Accordingly, we have not entered into employment, severance or change in control agreements with our named executive officers. We similarly do not provide any employee benefit plans, including retirement plans, for our named executive officers.

        Except for certain equity grants we may make pursuant to our 2013 Equity Incentive Plan, Ashford Inc. or one of its affiliates compensates each of our named executive officers and administers all employee benefit plans. We pay Ashford Inc. an advisory fee, the proceeds of which are used in part to pay compensation to its personnel, but we do not specifically reimburse Ashford LLC for any executive employee compensation or benefits costs. The following is a summary of the total 2015 advisory fees we paid to Ashford Inc. and the total 2015 compensation paid to our named executive officers by Ashford Inc.:

  •
  Under the terms of our advisory agreement, we paid a total advisory fee of approximately $10.0 million to Ashford, Inc., comprised of a base fee of approximately $8.7 million and approximately $1.3 million, representing approximately one-third of the $3.8 million incentive fee payable with respect to 2015.

  •
  No specific portion of our advisory fee is allocated by us or Ashford Inc. to the compensation paid by Ashford Inc. to our named executive officers. Ashford Inc. makes all decisions relating to compensation paid by Ashford Inc. to our named executive officers (who are also executive officers of Ashford Inc.) based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of Ashford Inc.'s performance during the year.

  •
  For 2015, our named executive officers received total cash compensation of $5,100,577 from Ashford Inc. No awards of equity in Ashford Inc. were granted to our named executive officers in 2015. The total cash compensation paid by Ashford Inc. to our named executive officers was comprised of $1,973,077 in salaries and $3,127,500 in bonus awards.

  •
  The $3,127,500 in bonus awards paid to our named executive officers by Ashford Inc. represents variable incentive compensation that was earned for achieving specific Ashford Inc. performance targets under Ashford Inc.'s non-equity incentive plan. The performance metrics for 2015 with respect to Ashford Inc. included total stockholder return relative to peers, adjusted earnings per share, sell-side analyst coverage, number of investor and analyst meetings, attendance at an investor/analyst meeting, increase in assets under management in managed REITs, private capital raised and the launch of a new select service segment.

  •
  Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed in their capacity as our executive officers. Based on a review of the proportion that the operations of the company represents of the total operations managed by Ashford LLC using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 26.3% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

        In addition, on June 8, 2015 under the 2013 Equity Incentive Plan, our named executive officers were awarded a target number of 243,413 performance stock unit awards ("PSUs") that will be settled in shares of common stock of the company or initially granted as LTIP units (at 200% of the target and subject to forfeiture); then settled common units of Ashford Prime OP, at the executive's election, if and when the applicable vesting criteria have been achieved following the end of the performance and service period, which began on January 1, 2015 and ends on December 31, 2017. As illustrated below, the target number of PSUs may be adjusted (and the LTIP units may vest) based on achievement of a specified relative total stockholder return, as determined by the compensation committee at the grant date.

Level of Performance	Company's Percentile Ranking vs. Selected Peer Group	Multiplier (% of Target)

Below Threshold	Less than 35th Percentile	0%

Threshold	35th Percentile	30%

Target	55th Percentile	100%

Maximum	100th Percentile (Best Performer)	200%

        The selected peer group used in the relative performance ranking consists of: Strategic Hotels & Resorts, Inc., Chesapeake Lodging Trust, DiamondRock Hospitality Company, LaSalle Hotel Properties, Pebblebrook Hotel Trust, and Sunstone Hotel Investors, Inc. Strategic Hotels & Resorts, Inc. is no longer a publicly traded company and as a result will not be included in the selected peer group going forward.

        Assuming continued service through the vesting date and achievement of the specified relative total stockholder return, the PSUs/LTIPs, as adjusted, will generally vest on December 31, 2017. PSU/LTIP recipients will not have any rights as a stockholder with respect to any shares of common stock subject to the grant until such shares of common stock (or common units of Ashford Prime OP) are issued upon vesting. Dividends or other distributions with respect to the shares of common stock (or common units of Ashford Prime OP) represented by the PSU/LTIP grant accumulate as unit/LTIP equivalents and are paid out in additional shares/units upon vesting using the same performance multiplier as the underlying PSU/LTIP.

        In determining the size of the performance award grant for each executive, the compensation committee considered multiple factors including, but not limited to, company and individual performance, competitive award opportunities provided to similarly situated executives, roles and responsibilities, and potential.

2013 Equity Incentive Plan

        Our 2013 Equity Incentive Plan provides that stock options and restricted stock will vest upon (i) the termination or removal of the named executive officer by the company without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein), (ii) the termination, removal or resignation of the named executive officer for any reason within one year from the effective date of a change in control of the company, or (iii) the death or disability of the named executive officer. The award agreements for the PSUs granted to the named executive officers in 2015 provide for accelerated vesting upon (i) the termination or removal of the named executive officer by the company without cause or by the named executive officer for good reason, or (ii) the death or disability of the named executive officer.

        For the purposes of the 2013 Equity Incentive Plan, the following definitions apply:

        "Cause" has, with respect to any named executive officer, the same definition as in any employment agreement that such named executive officer has with the company, Ashford LLC or any of their respective affiliates. If such named executive officer is not a party to such an employment agreement, generally, (i) the willful commission of a crime or act that results in substantial economic damage to, or substantial injury to the business reputation of, the company, Ashford LLC or one of their respective affiliates; (ii) the commission of an act of fraud in the performance of such participant's duties on behalf of the company, Ashford LLC or one of their respective affiliates; or (iii) the continuing willful failure of a participant to perform his or her duties (other than for incapacity due to physical or mental illness) after written notice by the compensation committee and a reasonable opportunity for such participant to be heard and cure such failure.

        A "change of control" of the company is deemed to have occurred when:

            (i)  any person other than (A) Ashford Prime or any of its subsidiaries, (B) any employee benefit plan of the company or any of its subsidiaries, (C) Remington, Ashford LLC or any of their respective affiliates, (D) a company owned, directly or indirectly, by stockholders of Ashford Prime in substantially the same proportions as their ownership of the company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the company representing 30% or more of the shares of voting stock of the company then outstanding; provided, however, that an initial public offering of common stock will not constitute a change of control;

           (ii)  the consummation of any merger, organization, business combination or consolidation of the company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the company or the surviving company or the parent of such surviving company;

          (iii)  the consummation of a sale or disposition by the company of all or substantially all of the company's assets, other than a sale or disposition if the holders of the voting securities of the company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the company approve a plan of complete liquidation or dissolution of the company; or

          (iv)  individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our board of directors cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director subsequent to the effective date whose election by our board of directors was approved by a vote of at least a majority of the directors then comprising the board is considered as though such individual were a member of the initial board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our board of directors.

        "Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the company, Ashford LLC or any of their respective affiliates. If such named executive officer is not a party to such an employment agreement, "good reason" means termination of employment or service under any of the following circumstances, if the company, Ashford LLC or any of their respective affiliates, as applicable, fails to cure such circumstances within 30 days after receipt of written notice from the participant setting forth a description of such good reason:

          (a)   the removal from or failure to re-elect the named executive officer to the office or position in which he or she last served;

          (b)   any material diminishment, on a cumulative basis, of the named executive officer's overall duties, responsibilities, or status, including the assignment to the named executive officer of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the company, Ashford LLC or one of their respective affiliates, as applicable;

          (c)   a material reduction by the company, Ashford LLC or one of their respective affiliates in the named executive officer's fees, compensation, or benefits that is not part of a reduction affecting all members of the management team; or

          (d)   the requirement by the company, Ashford LLC or one of their respective affiliates that the principal place of business at which the participant performs his or her duties be changed to a location more than 50 miles from downtown Dallas, Texas.

Summary Compensation Table

        Our named executive officers, who are employees of and compensated by Ashford Inc., did not receive any cash compensation or other compensation or benefits other than certain performance-based equity awards from us during fiscal year 2015. The following table sets forth information regarding compensation earned by our named executive officers and paid by the company in fiscal years 2015 and 2014:

Name and Principal Position	Year	Equity Awards(1)	Total
Monty J. Bennett	2015	$2,568,303	$2,568,303
Chief Executive Officer and Chairman	2014	$2,455,635	$2,455,635
Douglas A. Kessler	2015	$1,007,731	$1,007,731
President	2014	$724,584	$724,584
David A. Brooks	2015	$895,767	$895,767
Chief Operating Officer and General Counsel	2014	$650,015	$650,015

(1)
Represents the total grant date fair value of restricted stock and LTIP unit awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718. These grants are subject to vesting in three equal installments over a three-year period. See Note 15—Stock-Based Compensation in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions used in the valuation of stock-based awards. With respect to 2015, includes the grant date fair value of PSUs that were granted on June 8, 2015 under the 2013 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year End Table

        The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2015:

Name	Number of Equity Awards That Had Not Vested at December 31, 2015(1)		Market Value of Equity Awards That Had Not Vested at December 31, 2015
Monty J. Bennett	386,091	(2)	$4,770,035
Douglas A. Kessler	85,993		$1,721,737
David A. Brooks	76,786		$1,534,073

(1)
Includes 31,225 shares of restricted stock and 134,270 LTIP unit awards. Also includes 103,451 PSUs and 279,924 performance-based LTIP units granted on June 8, 2015 under the 2013 Equity Incentive Plan.

(2)
Includes 279,924 performance-based LTIP units (representing 200% of the target and subject to forfeiture) that may vest from 0% to 100% based on achievement of a specified relative total stockholder return.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 31, 2016 regarding the ownership of our equity securities by (1) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (1) all shares the person actually owns beneficially or of record; (2) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (3) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 31, 2016, we had an aggregate of 28,461,747 shares of voting stock outstanding, consisting of 28,461,747 shares of common stock and no shares of Series C Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Monty J. Bennett	1,769,173	(3)	5.9%
David A. Brooks	468,941		1.6%
Douglas A. Kessler	319,572		1.1%
W. Michael Murphy	22,253		*
Matthew D. Rinaldi	10,400		*
Stefani D. Carter	6,400		*
Curtis B. McWilliams	10,000		*
Andrew L. Strong	9,600		*
All directors and executive officers as a group (12 persons)	3,072,453		9.9%

*
Denotes less than 1.0%

(1)
Ownership includes common units of Ashford Prime OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our Operating Partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). Ownership does not include (i) PSUs or performance-based LTIP units that have not vested, which do not include a right to acquire our securities within 60 days, or (ii) shares of our Series C Preferred Stock, which may only be issued if and when the Series C Approval shall have been obtained. The company has no immediate plans to seek the Series C Approval.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units held by that person or the persons in the group have been redeemed for shares of common stock and that those shares are outstanding but that no common units held by other persons are redeemed for shares of common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Bennett. Mr. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

        In addition to the stockholders listed above, the following stockholders owned more than 5% of our voting stock as of March 31, 2016:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
The Vanguard Group	3,842,560	(2)	13.6%
Forward Management, LLC	3,674,280	(3)	12.9%
FMR, LLC	3,167,507	(4)	11.1%
Sessa Capital (Master), L.P.	2,330,726	(5)	8.2%
Weiss Multi-Strategy Advisers LLC	1,947,980	(6)	6.9%
BlackRock, Inc.	1,957,696	(7)	6.9%

(1)
Ownership does not include shares of our Series C Preferred Stock, which may only be issued if and when the Series C Approval shall have been obtained. The company has no immediate plans to seek the Series C Approval.

(2)
Based on information provided by The Vanguard Group, Inc. in an amendment to Schedule 13G filed with the SEC on February 10, 2016. Per such Schedule 13G, The Vanguard Group, Inc. has sole voting power over 33,357 of such shares, sole dispositive power of 3,842,560 of such shares and shared dispositive power of 40,835 of such shares. Includes 2,047,668 shares of common stock held by Vanguard Specialized Fund-Vanguard REIT Index Fund, based on information provided by Vanguard Specialized Fund-Vanguard REIT Index Fund in an amendment to Schedule 13G filed with the SEC on February 9, 2016. Per such Schedule 13G, Vanguard Specialized Fund-Vanguard REIT Index Fund has sole voting power over all of such shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information provided by Forward Management, LLC in a Schedule 13G filed with the SEC on April 22, 2016. Per such Schedule 13G, Forward Management, LLC has sole voting power over all 3,674,280 shares. The principal business address of Forward Management, LLC is 101 California Street, 16th Floor, San Francisco, CA 94111.

(4)
Based on information provided by FMR, LLC in an amendment to Schedule 13G filed with the SEC on January 11, 2016. Per such Schedule 13G, FMR, LLC has sole voting power over 1,702,882 of such shares and sole dispositive power over 3,167,507 of such shares. The principal business address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.

(5)
Based on information provided by Sessa Capital (Master), L.P. in an amendment to Schedule 13D filed with the SEC on March 15, 2016. Per such Schedule 13D/A, Sessa Capital (Master), L.P. has sole voting power over 2,330,726 of such shares and sole dispositive power of 2,330,726 of such shares. The principal business address of Sessa Capital (Master), L.P. is 1350 Avenue of the Americas, New York, New York 10019.

(6)
Based on information provided by Weiss Multi-Strategy Advisers LLC in Schedule 13G filed with the SEC on February 12, 2016. Per such Schedule 13G, Blackrock, Inc. has sole voting power over 1,947,980 of such shares and sole dispositive power over all such shares. The principal business address of Weiss Multi-Strategy Advisers LLC is One State Street, 20th Floor, Hartford, Connecticut 06103.

(7)
Based on information provided by Weiss Multi-Strategy Advisers LLC in Schedule 13G filed with the SEC on February 12, 2016. Per such Schedule 13G, Blackrock, Inc. has sole voting power over 1,947,980 of such shares and sole dispositive power over all such shares. The principal business address of Weiss Multi-Strategy Advisers LLC is One State Street, 20th Floor, Hartford, Connecticut 06103.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and the written representations of our directors and executive officers, for the year ended December 31, 2015, other than as disclosed herein, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements. Messrs. Bennett, Hays and Welter may be deemed to have failed to timely file a required Form 4 inasmuch as certain Form 4s that were originally filed on behalf of such individuals incorrectly reported the target number of LTIPs subject to performance-based vesting that were awarded rather than the maximum amount granted and subject to forfeiture.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Relationship and Agreements with Ashford Inc.

        We are advised by Ashford LLC, a subsidiary of Ashford Inc. Pursuant to our advisory agreement with Ashford Inc., Ashford LLC serves as our advisor and is responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our board of directors. Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.

        We currently own approximately 9.7% of the outstanding stock of Ashford Inc. All of our officers are employees of Ashford Inc. and all of our executive officers are also executive officers of Ashford Inc., Ashford LLC and Ashford Trust. In addition, so long as Ashford LLC is our advisor, our charter requires us to include two persons designated by Ashford LLC as candidates for election as director at any stockholder meeting at which directors are to be elected. The executive offices of Ashford LLC are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, and the telephone number of Ashford LLC's executive offices is (972) 490-9600.

        Our advisory agreement with Ashford Inc. has an initial 10-year term. The advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us an annual base fee, calculated as 0.70% or less of our total market capitalization, subject to a minimum quarterly fee. Ashford Inc. may also be entitled to receive an incentive fee from us based on our out-performance, as measured by our total annual stockholder return compared to our peers. For the year ended December 31, 2015, we paid a total advisory fee of approximately $10.0 million to Ashford, Inc., comprised of a base fee of approximately $8.7 million and approximately $1.3 million, representing approximately one-third of the $3.8 million incentive fee payable with respect to 2015.

        In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2015, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $1.8 million.

        Our board of directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by the our board of directors. For the year ended December 31, 2015, we incurred equity-based compensation of $3.6 million associated with equity grants of our common stock, LTIP units and PSUs awarded to the officers and employees of Ashford Inc.

        If Ashford Inc. is requested to perform services outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. No such fees for additional services were paid in 2015. Ashford Inc. is also entitled to receive a Termination Fee from us under certain circumstances upon the termination of our advisory agreement.

        On June 10, 2015 the company amended the advisory agreement to, among other things, clarify that for purposes of determining the Termination Fee under the advisory agreement, Ashford LLC's earnings shall exclude earnings arising under the master management agreement under which Remington Lodging may manage any of our hotels if Ashford Inc. and Remington consummate a proposed business transaction. However, the June 2015 Amendments did not alter materially the magnitude of the Termination Fee, as on any given day, the magnitude of the Termination Fee as calculated under the June 2015 Amendments would be materially the same as calculated under previous amendments. In addition, the June 2015 Amendments modified the definition of Company Change of Control (as defined in the advisory agreement) to include a change in the composition of the majority of the directors of the company's board if the newly elected directors were not first approved by the current board. Importantly, this modification provides the incumbent board members with the discretion to evaluate and approve properly vetted and qualified director nominees as "continuing directors." If such a determination is made, a change in the composition of the board does not constitute a Company Change of Control and does not trigger the Termination Fee. If triggered, we estimate the amount of the Termination Fee payable to Ashford Inc. to be hundreds of millions of dollars.

        On April 7, 2016, the company announced the conclusion of its strategic review process by the independent directors of the company and other initiatives including, among other things, commencing the sale process for up to four of the company's assets that do not have the RevPAR level and product quality consistent with the long-term vision of Ashford Prime. The assets include the Courtyard Philadelphia Downtown Hotel, Courtyard Seattle Downtown Hotel, Renaissance Tampa Hotel and Marriott Legacy Center Hotel in Plano, Texas. Net proceeds from the planned asset sales are expected to be used for the repayment of debt, a stock repurchase program of up to $50 million, or special distributions to stockholders. The planned sale of assets over time could result in payment of a Termination Fee to Ashford Inc. under our advisory agreement. Accordingly, the company has initiated discussions with the Ashford Inc. board of directors to seek the necessary waiver or waivers. The company will not undertake the asset sales unless there is a prior agreement that the Termination Fee will not be triggered.

Our Relationship and Agreements with Remington

        Upon the completion of the spin-off, we entered into a master management agreement and a mutual exclusivity agreement with Remington. Remington manages our Pier House Resort and the Bardessono Hotel & Spa. Because Mr. Monty J. Bennett, our Chief Executive Officer and the Chairman of our board of directors, is also the Chief Executive Officer of Remington and, together with his father Mr. Archie Bennett, Jr., beneficially owns 100% of Remington, they will benefit from the fees paid to Remington under the master management agreement.

        Pursuant to these agreements, we have agreed to engage Remington for the property management, project management, development and certain other work for all hotels we acquire, unless our independent directors either (i) unanimously vote not to engage Remington, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because, in their reasonable business judgment, they have determined that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better.

        On September 17, 2015, Remington and Ashford Inc. entered into an agreement pursuant to which Ashford Inc. will acquire all of the general partner interest and eighty percent of the limited partner interests in Remington. The acquisition is subject to the satisfaction of various conditions, including the approval of Ashford Inc.'s stockholders. The acquisition, if completed, will not impact our management agreements with Remington.

        Remington receives a base management fee, and if the hotels meet and exceed certain thresholds, an additional incentive fee (up to 1% of gross revenues attributable to each such hotel) for the services it performs under the master management agreement. In 2015, we paid approximately $3.06 million in fees related to the master management agreement.

        Pursuant to the mutual exclusivity agreement with Remington, we have a first right of refusal to purchase any lodging-related investments identified by Remington and any of its affiliates that meet the company's initial investment criteria. Ashford Trust has a similar mutual exclusivity agreement with Remington but has subordinated its right with respect to any properties that satisfy the company's initial investment guidelines. Any new investment opportunities identified by Remington that satisfy our initial investment guidelines are presented to the board, which has up to 10 business days to accept any such opportunity prior to it being made available to Ashford Trust. The mutual exclusivity agreement also provides that Remington will provide property management, project management and development services for all properties that we acquire to the extent that we have the right or control the right to direct such matters, unless our independent directors either (i) unanimously vote not to hire Remington or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would not be in the company's best interest to engage Remington or that another manager or developer could perform the duties materially better.

Our Relationship and Agreements with Ashford Trust

        We spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust's operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust's operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought redemption of the common units to shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.

        In connection with the spin-off, Ashford Trust's former subsidiary Ashford LLC entered into an advisory agreement with us, and as a result, we paid advisory fees from Ashford Prime from the periods from January 1, 2014 through November 12, 2014 and from November 19, 2013 to December 31, 2013. Upon the November 2014 spin-off of Ashford Inc. from Ashford Trust, Ashford LLC became a subsidiary of Ashford Inc., and Ashford Trust no longer received advisory fees from Ashford Prime. During 2015, however, our operating partnership paid Ashford Trust $206,100, net, associated with reimbursable expenses in connection with such advisory fees.

        Additionally, pursuant to the terms of the advisory agreement, we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of its acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of its duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:

  •
  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  Ashford Trust's continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties;

        Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:

  •
  any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

        Finally, pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust's hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our board of directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust's investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

Our Relationship and the Investment Management Agreement with Ashford Investment Management

        On June 1, 2015, AHP SMA, LP, our wholly owned subsidiary ("AHP SMA"), invested all of its assets in the REHE Fund, an investment fund managed by AIM, an indirect subsidiary of Ashford Inc. AIM serves as the investment manager of the REHE Fund and is responsible for the investment and reinvestment of its assets in accordance with certain investment guidelines set forth in the governing documents of the REHE Fund. As of December 31, 2015, AHP SMA's investment in the REHE Fund was approximately $48.4 million.

        AHP SMA, by way of its investment in the REHE Fund, has delegated to AIM all of its powers, duties and responsibilities with regard to the investment and reinvestment of the assets it has invested in the REHE Fund. The REHE Fund has appointed AIM as its agent in fact with full authority to buy, sell or otherwise effect investment transactions for the assets it has invested in the REHE Fund. AHP SMA retains no rights to dispose or vote the securities held by the REHE Fund.

        AIM is not compensated for its services pursuant to the investment management agreement with respect to any assets invested by AHP SMA; however, the REHE Fund does reimburse AIM for certain expenses related to the investment management services provided by AIM to the REHE Fund and those expenses are indirectly borne by AHP SMA.

        Effective as of March 1, 2016, the REHE Fund changed its name to Ashford Quantitative Alternatives (U.S.) LP. On April 6, 2016, our board submitted and approved a redemption notice to the REHE Fund to redeem 100% of its interest in connection with the conclusion of our strategic review process.

        Mr. Monty J. Bennett owns 25% of AIM Performance Holdco, L.P. ("AIM Performance Holdco"), a Delaware limited partnership that owns a 99.99% limited partnership interest in the general partner of the private investment funds managed by AIM. Mr. J. Robison Hays III owns 15% of AIM Performance Holdco. Ashford LLC holds the remaining equity interests in AIM Performance Holdco. The collective 40% equity interest held by Messrs. Bennett and Hays in AIM Performance Holdco results in an indirect ownership of a 40% equity interest in the general partner of the private investment funds managed by AIM, or any affiliates that are created by Ashford LLC to serve as the general partner of such private investment funds.

        During 2015, Mr. Monty J. Bennett also owned 25% of AIM Management Holdco, LLC ("AIM Management Holdco"), a Delaware limited liability company that is the sole member of AIM, and Mr. J. Robison Hays III owned 15% of AIM Management Holdco, while Ashford LLC held the remaining equity interests in such entity. Over time during the first quarter of 2016, Ashford LLC contributed capital to AIM Management Holdco in exchange for equity interests in such entity sufficient to dilute Messrs. Bennett's and Hays' ownership in AIM Management Holdco to effectively zero. The equity interests held by Messrs. Bennett and Hays in AIM Performance Holdco remained unchanged.

Conflict of Interest Policies

        Because Ashford Prime could be subject to various conflicts of interest arising from our relationship with Remington, Ashford Inc., Ashford Trust, AIM and other parties, to mitigate any potential conflicts of interest, we have adopted a number of conflict of interest policies. As described further in "Board of Directors and Committee Membership—Board Leadership Structure" above, our bylaws require that, at all times, a majority of our board of directors be independent directors and our Corporate Governance Guidelines require that two-thirds of our board be independent directors at all times that we do not have an independent chairman.

        Our Corporate Governance Guidelines provide that all decisions related to the Advisory Agreement with Ashford LLC, the mutual exclusivity agreement or the master management agreement with Remington and certain agreements with Ashford Trust that we entered into pursuant to the spin-off be approved by a majority of the independent directors, except as specifically provided otherwise in such agreements. In addition, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Moreover, our charter, consistent with Maryland law, contains a requirement that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate of any director or officer will require the approval of a majority of disinterested directors.

 AUDIT COMMITTEE REPORT

        The audit committee represents and assists the board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The audit committee manages our relationship with its independent registered public accounting firm (which reports directly to the audit committee). The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and receives appropriate funding, as determined by the audit committee, from Ashford Prime for such advice and assistance.

        Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles. The audit committee monitors Ashford Prime's financial reporting process and reports to the board on its findings.

        In this context, the audit committee hereby reports as follows:

  1.
  The audit committee has reviewed and discussed the audited financial statements with Ashford Prime's management.

  2.
  The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB").

  3.
  The audit committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in Ashford Prime's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

        The undersigned members of the audit committee have submitted this Report to the board of directors.

AUDIT COMMITTEE
W. Michael Murphy, Chairman Stefani D. Carter Curtis B. McWilliams

 PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS
OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. BDO USA, LLP has audited our financial statements as of and for the year ended December 31, 2015. Ernst & Young LLP served as our independent registered public accounting firm during 2015 until their resignation effective upon the filing of our third quarter Form 10-Q. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        The reports of Ernst & Young LLP on our financial statements as of and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty or audit scope. During our fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through September 25, 2015, the date on which Ernst & Young LLP notified our audit committee of their resignation as our independent auditor, there were (i) no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Ernst & Young LLP furnished us with a letter to addressed to the SEC stating its agreement with the above statements.

        During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through September 29, 2015, the date on which the company appointed BDO, neither the company nor anyone acting on its behalf consulted with BDO USA, LLP regarding either (1) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, nor did BDO USA, LLP provide written or oral advice to us that it concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Our audit committee is responsible for appointing, setting compensation of, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2014 and 2015 until their resignation and by BDO USA, LLP since their appointment included the audits of our annual financial statements and the financial statements of our subsidiaries. Services also included the review of unaudited quarterly financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2015 and 2014, aggregate fees incurred related to our principal accountants, Ernst & Young LLP and BDO USA, LLP, as applicable, consisted of the following:

	Ernst & Young LLP	BDO USA, LLP	TOTAL	Ernst & Young LLP
	January 1 - September 29, 2015	September 29 - December 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$458,955	$337,100	$796,055	$515,150
Audit-Related Fees	—	72,600	72,600	213,750
Tax Fees	104,822	11,000	115,822	98,000
All Other Fees	—	76,257	76,257	—

Total	$563,777	$496,957	$1,060,734	$826,900

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters and our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Representatives of BDO USA, LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP will not be present at the annual meeting of stockholders.

        The board of directors unanimously recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2016.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION FOR 2017 ANNUAL MEETING

        Stockholder proposals intended to be presented at our 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us no later than December 26, 2016. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        Any proposal that a stockholder intends to present at the 2017 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than December 26, 2016 and no later than January 25, 2017. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to David A. Brooks, Corporate Secretary, Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

 ANNUAL REPORT

        Stockholders may request a free copy of our 2015 Annual Report, which includes our 2015 Form 10-K, by writing to David A. Brooks, Corporate Secretary, Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Alternatively, stockholders may access our 2015 Annual Report on our website at www.ahpreit.com. We will also furnish any exhibit to our 2015 Form 10-K if specifically requested.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the annual meeting of stockholders. If any other matters properly come before the stockholders at the annual meeting of stockholders, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahpreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality Prime, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2015. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 25, 2016. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

April 25, 2016

APPENDIX A

Supplemental Information Concerning Participants in the Company's Solicitation of Proxies

        The following tables ("Directors and Nominees" and "Officers and Employees") list the name and business address of the company's directors and nominees and the name, present principal occupation and business address of the company's officers and employees who, under SEC rules, are considered to be participants in the company's solicitation of proxies from its stockholders in connection with the company's annual meeting of stockholders (collectively, the "Participants").

Directors and Nominees

        The principal occupations of the company's directors and nominees are included in the biographies under the section above titled "Proposal 1—Election of Directors." The names of each director and nominee and their respective business addresses and addresses of the organization of employment are listed below.

Name	Business Address
Monty J. Bennett	Ashford Hospitality Prime, Inc. 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254
Douglas A. Kessler	Ashford Hospitality Prime, Inc. 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254
Stefani D. Carter	Stefani Carter & Associates, LLC 15707 Coit Rd Ste C # 111 Dallas, Texas 75248
Curtis B. McWilliams	Ashford Hospitality Prime, Inc. 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254
W. Michael Murphy	Fidelity Mortgage Corporation 6628 Wilcrest Drive # A Houston, Texas 77072
Matthew D. Rinaldi	Dykema 1717 Main Street, Suite 4200 Dallas, Texas 75201
Andrew L. Strong	Pillsbury Winthrop Shaw Pittman, LLP 2 Houston Center 909 Fannin, Suite 2000 Houston, Texas 77010

Officers and Employees

        The executive officers and other employees who are considered Participants as well as their positions with the company, which constitute their respective principal occupations, are listed below.

The business address for each person is Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name	Title
Monty J. Bennett	Chief Executive Officer and Chairman
Douglas A. Kessler	President and Director
David A. Brooks	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	Chief Financial Officer
J. Robinson Hays III	Chief Strategy Officer
Jeremy Welter	Executive Vice President—Asset Management
Mark L. Nunneley	Chief Accounting Officer
Jim Plohg	Associate General Counsel

Information Regarding Ownership of Company Securities by Participants

        The number of shares of the company's voting stock held as of March 31, 2016 by its directors and those named executive officers who are Participants appears in the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement. The following table lists the number of shares held as of March 31, 2016 by those other company executives or employees who are Participants in the company's solicitation of proxies. No Participant owns any securities of the company of record that such Participant does not own beneficially, except as described in this proxy statement.

Participant Name	Number of Shares(1)
Deric S. Eubanks	60,869
J. Robison Hays III	3,349
Jeremy Welter	239,587
Mark L. Nunneley	118,213
Jim Plohg	3,349

*
Denotes less than 1.0%

(1)
Ownership includes common units of Ashford Prime OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our Operating Partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). Ownership does not include (i) PSUs, which do not include a right to acquire our securities within 60 days or (ii) shares of our Series C Preferred Stock, which may only be issued if and when the Series C Approval shall have been obtained. The company has no immediate plans to seek the Series C Approval.

Transactions in the Company's Securities by Participants—Last Two Years

        The following tables sets forth information regarding purchases and sales of the company's securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
Monty J. Bennett	7/27/2015	51,790	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	7/27/2015	112,807	Indirect Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP to Dartmore LP (3).
	7/27/2015	41,954	Indirect Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP to Ashford Financial Corporation(3).
	7/27/2015	7,876	Indirect Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP to MJB Investments, LP(3).
	7/27/2015	24,450	Indirect Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP to Reserve LP IV(3).
	7/27/2015	17,653	Indirect Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP to Reserve LP III(3).
	7/27/2015	3,028	Indirect Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc. to Reserve LP IV (3).
	7/27/2015	14,666	Indirect Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc. to Dartmore LP.
	7/27/2015	31,156	Indirect Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc. to MJB Investments, LP.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	6/8/2015	279,924	Acquisition—award of Performance Stock Units(4).
	4/7/2014	159,250	Acquisition—award of LTIP Units(5).
Douglas A. Kessler	3/30/2016	2,309	Disposition—shares of common stock forfeited to satisfy certain tax-withholding obligations.
	9/01/2015	2,441	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	7/27/2015	8,600	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	7/27/2015	19,874	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	49,366	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	7/24/2015	30,000	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	7/20/2015	70,000	Acquisition—common stock received upon redemption of Common Partnership Units in Ashford Prime OP(3) pursuant to 10b5-1 plan.
	7/20/2015	70,000	Disposition—redemption of Common Partnership Units in Ashford Prime OP(3) pursuant to 10b5-1 plan.
	7/17/2015	5,000	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	6/8/2015	54,768	Acquisition—award of Performance Stock Units(4). Represents target share amount which may be issued upon vesting.
	4/07/2015	3,903	Disposition—shares of common stock forfeited to satisfy certain tax-withholding obligations.
	3/23/2015	8,013	Disposition—open market sale of common stock pursuant to 10b5-1 plan.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	3/20/2015	21,987	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	2/20/2015	30,000	Acquisition—common stock received upon redemption of Common Partnership Units in Ashford Prime OP(3) pursuant to 10b5-1 plan.
	2/20/2015	30,000	Disposition—redemption of Common Partnership Units in Ashford Prime OP(3) pursuant to 10b5-1 plan.
	2/13/2015	2,500	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	11/24/2014	12,384	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	11/21/2014	100	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	11/20/2014	21,465	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	11/20/2014	8,551	Disposition—open market sale of common stock pursuant to 10b5-1 plan.
	4/7/2014	46,838	Acquisition—shares of common stock acquired pursuant to grant under Ashford Prime's 2013 Equity Incentive Plan.
Stefani D. Carter	5/12/2015	3,200	Acquisition—award of LTIP Units(5).
	5/13/2014	3,200	Acquisition—grant of common stock.
Curtis B. McWilliams	5/12/2015	3,200	Acquisition—grant of common stock.
	5/13/2014	3,200	Acquisition—grant of common stock.
W. Michael Murphy	7/27/2015	2,468	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	225	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	5/12/2015	3,200	Acquisition—award of LTIP Units(5).

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	5/13/2014	3,200	Acquisition—award of LTIP Units(5).
Matthew D. Rinaldi	5/12/2015	3,200	Acquisition—grant of common stock.
	8/22/2014	800	Disposition—open market sale of common stock.
	6/6/2014	800	Acquisition—open market purchase of common stock.
	6/3/2014	800	Acquisition—open market purchase of common stock.
	5/13/2014	3,200	Acquisition—grant of common stock.
Andrew L. Strong	5/12/2015	3,200	Acquisition—grant of common stock.
	5/13/2014	3,200	Acquisition—grant of common stock.
David A. Brooks	7/27/2015	22,658	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	64,447	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	6/8/2015	48,683	Acquisition—award of Performance Stock Units(4). Represents target share amount which may be issued upon vesting.
	4/07/2014	42,154	Acquisition—award of LTIP Units(5).
Deric S. Eubanks	7/27/2015	5,327	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	90	Indirect Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc. to spouse's IRA.
	6/8/2015	27,384	Acquisition—award of Performance Stock Units(4). Represents target share amount which may be issued upon vesting.
	4/2/2015	200	Disposition—shares of common stock forfeited to satisfy certain tax-withholding obligations.
J. Robison Hays III	3/30/2016	532	Disposition—shares of common stock forfeited to satisfy certain tax-withholding obligations.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	7/27/2015	6,364	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	17,250	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	6/8/2015	54,768	Acquisition—award of Performance Stock Units(4).
	4/2/2015	32,786	Acquisition—award of LTIP Units(5).
	4/2/2015	43,000	Disposition—Common Partnership Units in Ashford Prime OP(3) redeemed for cash.
Mark L. Nunneley	3/30/2016	355	Disposition—shares of common stock forfeited to satisfy certain tax-withholding obligations.
	7/27/2015	12,115	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	29,888	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	6/8/2015	24,341	Acquisition—award of Performance Stock Units(4). Represents target share amount which may be issued upon vesting.
	4/07/2014	30,444	Acquisition—award of LTIP Units(5).
Jeremy J. Welter	7/27/2015	92	Acquisition—pro rata distribution of shares of common stock from Ashford Trust, Inc.
	7/27/2015	21,883	Acquisition—pro rata distribution from Ashford Trust of Common Partnership Units in Ashford Prime OP(3).
	6/8/2015	54,768	Acquisition—award of Performance Stock Units(4).
	4/7/2014	32,786	Acquisition—award of LTIP Units(5).
Jim Plohg	9/1/2015	2000	Acquisition—open market purchase of common stock.
	8/12/2015	999	Acquisition—open market purchase of common stock.

Name	Transaction Date	# of Shares	Nature of Purchase or Sale(1)
	8/1/2015	1	Acquisition—open market purchase of common stock.
	7/27/2015	40	Acquisition—pro rata distribution of common stock from Ashford Trust.
	7/27/2015	69	Acquisition—pro rata distribution of common stock from Ashford Trust.
	3/27/2015	240	Acquisition—award of LTIP Units(5).

(1)
Presents transactions from April 1, 2014 through March 31, 2016.

(2)
Sales made pursuant to a Rule 10b5-1 trading plan adopted by the reporting person.

(3)
Common Partnership Units in Ashford Prime OP are convertible into cash or, at the option of Ashford Prime, into shares of Ashford Prime's common stock on a 1-for-1 basis.

(4)
Each Performance Stock Unit ("PSU") award represents a right to receive one share of common stock of Ashford Prime if and when the applicable vesting criteria have been achieved. The number shown represents the target number of PSUs, which may be adjusted from 0% to 200% based on achievement of a specified relative total stockholder return.

(5)
Each LTIP Unit represents an LTIP Unit in Ashford Prime OP. Vested LTIP Units are convertible into Common Partnership Units in Ashford Prime OP, which are convertible into cash or, at the option of Ashford Prime, into shares of Ashford Prime's common stock on a 1-for-1 basis.

Miscellaneous Information Regarding Participants

        Except as described in the proxy statement or this Appendix A, to the company's knowledge: none of the Participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the company or any of the company's subsidiaries or (ii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting of stockholders. In addition, neither the company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in Appendix A or this proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the company or the company's affiliates or with respect to any future transactions to which the company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the company's last fiscal year or any currently proposed transactions, to which the company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

ASHFORD HOSPITALITY PRIME, INC. GOLD PROXY CARD YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. VOTE BY INTERNET – WWW.CESVOTE.COM Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your GOLD proxy card in hand when you access the website and follow the instructions. OR VOTE BY TELEPHONE – 1-888-693-8683 Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your GOLD proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your GOLD proxy card and return it in the postage-paid envelope we have provided to: Ashford Hospitality Prime, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your GOLD proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2016 Annual Report are available at www.ViewOurMaterial.com/AHP If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. The Board of Directors unanimously recommends you vote FOR the following: The Board of Directors unanimously recommends you vote FOR the following proposal: 1.Election of Directors: Nominees: 2. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016. FOR ALL WITHHOLD ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN 1. 2. 3. 4. MONTY J. BENNETT DOUGLAS A. KESSLER STEFANI D. CARTER CURTIS B. MCWILLIAMS 5. 6. 7. W. MICHAEL MURPHY MATTHEW D. RINALDI ANDREW L. STRONG NOTE: To transact any other business that may properly come before the annual meeting of stockholders and any postponement or adjournment of the annual meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the numbers(s) of the nominee(s) on the line below. Stockholder Signature Date Title Stockholder (Joint Owner) Signature Date Title CONTROL NUMBER

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. GOLD PROXY CARD ASHFORD HOSPITALITY PRIME, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 10, 2016 This Proxy is solicited by the Board of Directors of the Company The undersigned, having received notice of the 2016 Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2016 Annual Meeting of Stockholders of Ashford Hospitality Prime, Inc. (the “Company”) to be held on Friday, June 10, 2016 and any postponement or adjournment thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of voting stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEM 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.